SECURITIES AND EXCHANGE COMMISSION
                                              WASHINGTON, D.C. 20549

                                                      FORM S-8
                                              REGISTRATION STATEMENT
                                                       UNDER
                                            THE SECURITIES ACT OF 1933

                                         THERMO-MIZER ENVIRONMENTAL CORP.
                        (Exact name of registrant as specified in its charter)

                                                     Delaware
              (State or other jurisdiction of incorporation or organization)

                                                    22-2312917
                                           (Employer Identification No.)

                                      528 Oritan Avenue, Ridgefield, NJ 07657
                                     (Address of principal executive offices)

                                               NONQUALIFIED OPTIONS
                                             (Full title of the plan)

                                               Steven Schuster, Esq.
                                              McLaughlin & Stern, LLP
                                                260 Madison Avenue
                                                New York, NY 10016

                                                  (212) 448-1100
               (Telephone number, including area code, of agent for service)



                                          CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------


     Title of Amount        Proposed maximum     Proposed maximum       Amount
securities     to be     offering price               aggregate           of
to be registered   registered   per share (1)offering price (1)registration fee

------------------------------------------------------------------------------


Common Stock,   180,000 shares   $1.16        $208,800                  $63.27
par value
 $.001 per share

Class B Warrants   360,000 warrants   $.05              $18,000          $5.45
Common Stock,

 par value $.001,
underlying
Class B Warrants   360,000 Shares   $3.00             $1,080,000       $327.27


         Total                                                         $395.99

1) Pursuant to Rule 457 (h) , the offering price of such shares is estimated solely for the purpose of determining the registration fee.

                  This  Registration  Statement,   including  all  exhibits  and
attachments, contains 20 pages. The exhibit index may be found on page 7 of the consecutively numbered pages of the Registration Statement.

                                                      PART 1
              Item 1.  Plan Information

         The documents containing the information specified in this Item will be sent or given to individuals who have been granted awards of nonqualified options by Thermo-Mizer Environmental Corp., a Delaware corporation (the "Registrant"), and are not being filed with, or included in, this Registration Statement on Form S-8 (the "Registration Statement") in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

         The Board of Directors of the Registrant has authorized the issuance of nonqualified stock options covering up to 180,000 units, each unit consisting of one share of Common Stock and two Class B Warrants at a price of $1.16 per unit. Options covering 180,000 units have been granted to officers, directors, and employees, subject to the effectiveness of this registration statement.

         The Options are exercisable for a period of five (5) years commencing as follows:

                  (A) Options covering 50% of the award are exercisable upon filing of this Registration Statement.

                  (B) Options covering 50% of the award are exercisable on the earlier of (I) the consummation of an acquisition, as defined or (ii) 18 month from the date of grant.

         The Class B Warrants included in the Units are exercisable at an exercise price equal to the greater of (I) $3.00 per share or (ii) 120% of the offering price of a share of the Registrant's Common Stock in a public offering by the Registrant which offering results in gross proceeds of not less than $3,500,000. The Class B warrants shall be exercisable for a period of five years commencing upon the earlier of (I) the consummation of an Acquisition, as defined, or (ii) one year from the date on which the Options are granted. The Class B Warrants shall otherwise be on substantially the same terms as the Redeemable Warrants issued by the Registrant in its initial public offering, including the antidilution provisions.

         An Acquisition shall be deemed to include the purchase by the Registrant (by cash or the issuance of securities, or both) of a corporation, partnership or other entity introduced to the Registrant by Consultant..

Item 2.  Registrant Information and Employee Plan Annual Information

         The documents containing the information specified in this Item will be sent or given to individuals who have been granted awards by the Registrant and are not being filed with, or included in, this Registration Statement in accordance with the rules and regulations of the Commission.

                                                      PART II
                         INFORMATION REQUIRED IN THE REGISTRATION  STATEMENT

Item 3.  Incorporation of  Certain Documents by Reference

         1. The description of the shares of common stock, par value $.001 per share ("the Common Stock"), contained in the Registrant's Registration Statement on form 8-A filed with the Commission on October 13, 1995 (File number O-26982) pursuant to Section 12 (g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which incorporates by reference the description of the shares of Common Stock contained in the Registration Statement on Form SB-2 (File Number 33-87284-NY) declared effective by the Commission on August 14, 1995.

         2. The Registrant's Registration Statement on Form SB-2 (File Number 33-87284-NY)

         3. The Registrant's annual report on Form 10-KSB for the fiscal year June 30, 1996 filed on
September 30 1996.

         4. The Registrant's annual report on Form 10-KSB for the fiscal year ended June 30, 1995 filed on October 10, 1995.

         5. The Registrant's quarterly report on Form 10-QSB for the quarter ended September 30, 1995.

             6. The Registrant's quarterly report on Form 10-QSB for the quarter ended December 31, 1995.

         7. The Registrant's Registration Statement on Form SB-2 (File Number 33-80961-NY) declared effective by the Commission on February 27, 1996.

         8. The Registrant's quarterly report on Form 10-QSB for the quarter ended March 31, 1996.

         All documents filed by the Registrant with the Commission pursuant to Sections 13 (a), 13 (c), 14 or 15 (d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment, which indicate that all securities offered have been sold or which registers all such securities then remaining unsold, shall be deemed to be incorporated by reverence herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated be reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of  Securities

         The description of the shares of common stock, par value $.001 per share ("the Common Stock"), contained in the Registrant's Registration Statement on form 8-A filed with the Commission on October 31, 1995 (File number O-26982) pursuant to Section 12 (g) of the Exchange Act of 1934, as amended (the "Exchange

Act"), which incorporates by reference the description of the shares of Common Stock contained in the Registration Statement on Form SB-2 (File Number 33-87284-NY). Such shares are traded on the NASDAQ SmallCap Market under the symbol "THMZ" and the Boston Stock Exchange under the symbol "THZ."

         The Class B Warrants included in the Units are exercisable at an exercise price equal to the greater of (I) $3.00 per share or (ii) 120% of the offering price of a share of the Registrant's Common Stock in a public offering by the Registrant which offering results in gross proceeds of not less than $3,000,000. The Class B warrants shall be exercisable for a period of five years commencing upon the earlier of (I) the consummation of an Acquisition, as defined, or (ii) one year from the date on which the Options are granted. The Class B Warrants shall otherwise be on substantially the same terms as the Redeemable Warrants issued by the Registrant in its initial public offering, including the antidilution provisions.

         An Acquisition shall be deemed to include the purchase by the Registrant (by cash or the issuance of securities, or both) of a corporation, partnership or other entity introduced to the Registrant by Consultant. The Class B Warrants included in the Units are exercisable at an exercise price equal to the greater of (I) $3.00 per share or (ii) 120% of the offering price of a share of the Registrant's Common Stock in a public offering by the Registrant which offering results in gross proceeds of not less than $3,000,000. The Class B warrants shall be exercisable for a period of five years commencing upon the earlier of (I) the consummation of an Acquisition, as defined, or (ii) one year from the date on which the Options are granted. The Class B Warrants shall otherwise be on substantially the same terms as the Redeemable Warrants issued by the Registrant in its initial public offering, including the antidilution provisions.

         An Acquisition shall be deemed to include the purchase by the Registrant (by cash or the issuance of securities, or both) of a corporation, partnership or other entity introduced to the Registrant by Consultant.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Reference is made to Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation in such capacity of another corporation or business organization. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, officer, employee or agent in connection with such action, suit or proceeding is such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

         Reference is also made to Section 102 (b) (7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of a director's fiduciary duty, except for liability (I) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7.  Exemption From Registration Claimed

         Not applicable.

Item 8.  Exhibits

3(I)         * Certificate of Incorporation

3(ii)          *By-Laws

4(I)     Form of Option to be issued to Officers, Directors, Consultants  and
Employees.

4(ii)    Form of Class B Warrant

5            Opinion of McLaughlin & Stern, LLP regarding the legality of the securities being registered.

24.2 Consent of McLaughlin & Stern, LLP (included in, and incorporated by Exhibit 5 hereto).

*Included in, and incorporated by reference to, the Registrant's Registration Statement on Form SB-2 (File Number 33 87284-NY)..

Item 9.  Undertakings.

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settles by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Ridgefield, State of New Jersey, on this 20th day of September, 1996.

                        THERMO-MIZER ENVIRONMENTAL CORP.

                                            By:    /s/Jon J. Darcy
                                  Jon J. Darcy
                                                     President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature           Title                              Date

         /s/Jon J. Darcy   President, Chief Executive         October 11, 1996
         ----------------------------
         Jon J.  Darcy                               Officer,  Director


         /s/Prem Chopra   Chief Financial Officer            October 11, 1996
         ------------------------
         Prem Chopra


 /s/Edward A. Sundberg.   Chairman of the Board              October 11, 1996
         ----------------------
         Edward A.  Sundberg                         of  Directors

        ______     Director                           October 11, 1996
         Carl R. Bruno


         /s/K. Ivan F. Gothner      Director          October 11, 1996
         --------------------------
         K. Ivan F. Gothner


         /s/Edward A. Heil          Director          October 11, 1996
         Edward A. Heil

STEVEN\THERMOMI\S-8\S8.2nd

Exhibit 4(I)
                                                          OPTION AGREEMENT



                  OPTION AGREEMENT dated as of ________, l996 between Thermo-Mizer Environmental Corp., a Delaware corporation (the "Corporation"),
and       ___________________,       an       individual       residing       at
______________________________ (the "Optionee").

                                                           R E C I T A L S
                  WHEREAS,  the Corporation desires to grant to the Optionee the right and option to purchase up to the option (the "Option") to purchase up to _______ units (the "Units"), each Unit consisting of one share of the Corporation's common stock and two Class B Warrants (the "Warrants") at a price of $1.16 per Unit. (the "Option Securities"), on the terms and subject to the conditions hereinafter set forth;
                  WHEREAS,  the Option evidences the plan to issue non-qualified stock options to officers, directors and employees adopted by the Board of Directors of the Corporation in September 1996.
                  NOW, THEREFORE,  in consideration of the receipt of$1.00,  and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:
                  SECTION 1  Option To Purchase Units.
                                    (a)  Subject to Section 10 hereof,
the Corporation grants to the Optionee the  right
and option (collectively, the "Option") to purchase from the Corporation ______ Units at a price of $1.16 per Unit (the "Option Price").. The Corporation has registered the __________ shares of Common Stock, the _________ Warrants and the _________ shares of Common Stock underlying the Warrants (collectively the "Securities") on Form S-8 for the issuance and resale  thereof in accordance  with the  Securities Act of 1933, as amended (the "Act"). The Option may be exercised with respect to ______ Units for a period commencing upon the date hereof and terminating five years from the date hereof. The Option with respect to the remaining ____ of the Units (the "Acquisition Units") shall be exercisable by Optionee for a period of five years commencing upon earlier of (A) the consummation of an Acquisition, as hereinafter defined, or (B) 18 months from the date hereof . Upon exercise of the Option, the Corporation shall deliver to Optionee certificates representing the Shares and Warrants subject to such exercise. An Acquisition shall be deemed to include the purchase by the Corporation (by cash or the issuance of securities, or both) of a corporation, partnership or other entity introduced to the Corporation by Consultant or the acquisition of the Corporation by a corporation, partnership of other entity introduced to the Corporation by the Solay Inc., which Acquisition is consummated within six months after the termination of the Consulting Agreement between the Corporation and Solay.
          The Class B Warrants shall be exercisable at an exercise price equal to the greater of $3.00 per share. or 120% of the offering price of a share of Common Stock of the Corporation in a public offering by the Corporation which offering results in gross proceeds of a minimum of $3,000,000. The Warrants shall be exercisable for a period of five years commencing upon the earlier of the consummation of an Acquisition or one year from the date hereof.
   Except with respect to the exercise price and the warrant solicitation fee, the Warrants shall otherwise be on the same terms as the warrants offered by the Corporation in the initial public offering, including the antidilution provisions. In addition, the Corporation, at its discretion may elect not to utilize a transfer agent.
                                    (b)       The Option may be exercised by
the Optionee with respect to the  Units by
delivery to the Corporation, of a written notice (the "Option Notice"), which Option Notice shall state such holder's intention to exercise the Option, the Closing Date on which the holder proposes to purchase the Option Shares (the "Closing Date") and the number of Units to be purchased on the Closing Date, which Closing Date shall be no later than 30 days nor earlier than l0 days following the date of the Option Notice. Upon receipt by the Corporation of an Option Notice from the holder of this Option, the Corporation shall be obligated to sell, and the holder of this Option shall be obligated to purchase, that number of Units to be purchased on the Closing Date set forth in the Option Notice.
                           (c)  The purchase and sale of Units acquired
pursuant to the terms of this Agreement shall be
made on the Closing Date at the offices of the Corporation. Delivery of the stock certificate or other instruments registered in the name of Optionee ,evidencing the Units being purchased on the Closing Date, shall be made by the Corporation to Optionee on the Closing Date against the delivery to the Corporation of a check in the full amount of the aggregate purchase price therefor.
                           SECTION 2.  Reorganizations; Mergers; Sales; Etc.
If, at any time during the Option
Period, there shall be any capital reorganization, reclassification of common stock (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), the consolidation or merger of the Corporation with or into another corporation or of the sale of all or substantially all the properties and assets of the Corporation as an entirety to any other corporation or of the sale of all or substantially all the properties and assets of the Corporation as an entirety to any other corporation or person, this Option shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold to which such holder would have been entitled if such holder would have been entitled if such holder had held shares of common stock issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale. The provisions of this Section 3 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers and sales.

                  SECTION 3.  Adjustment of Units and Option Price.
                                    (a)  The number of Units subject to this
Option during the Option Period shall be cumulative as to all prior dates of calculation and shall be adjusted for any stock dividend, subdivision, split-up or combination of common stock.
                                    (b)  The Option Price shall be subject to
adjustment from time to time as follows:
                                            (I)  If, at any time during the
Option Period, the number of shares of common stock outstanding is increased by a stock dividend payable in shares of common stock, then, immediately following the record date fixed for the determination of holders of shares of common stock entitled to receive such stock dividend, subdivision or split-up, the Option Price shall be appropriately decreased so that the number of Units included in the Units issuable upon the exercise hereof shall be increased in proportion to such increase in outstanding shares.
                                            (ii)  If, at any time during the
Option Period, the number of shares of common stock outstanding is decreased by a combination of outstanding shares of common stock, then, immediately following the record date for such combination, the Option Price shall be appropriately increased so that the number of Units issuable upon the exercise hereof shall be decreased in outstanding shares.
                  SECTION 4.  Transfer of Option; Successors and Assigns.
                           This Agreement and all the rights hereunder shall be
 binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and transferees.

                  SECTION 5. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, by telecopy, overnight courier or registered mail,, postage prepaid, return receipt requested, addressed as follows:

                  If to the Corporation, to:
                  Thermo-Mizer Environmental Corp.
                  528 Oritan Avenue
                  Ridgefield, New Jersey 06757

                  With a copy to:

                         McLaughlin & Stern LLP
                         260 Madison Avenue
                         New York, New York  l0016
                        Attention:  Steven W. Schuster, Esq.

                         If to the Optionee: to:





or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. If delivered personally, by courier or telecopy, such notice shall be deemed given when delivered. If mailed as aforesaid, any such communication shall be deemed to have been given on the third business day following the day on which the piece of mail containing such communication is posted.

                           SECTION 6.  Governing Law.  This Agreement shall be
governed by, and construed in
accordance with, the laws of the State of New Jersey.

                           SECTION 7.  Entire Agreement .  This Agreement
contains the entire agreement between
the parties  hereto with  respect to the  transactions  contemplated  herein and
supersedes   all   previously   written  or  oral   negotiations,   commitments,
representations and agreements.

                           SECTION 8.  Execution in Counterpart.  This
Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                           SECTION 9.  Amendments and Modifications.  This
Agreement, or any provision hereof,
may not be amended, changed or modified without the prior written consent of each of the parties hereto.

                           SECTION 10.  Termination.  In addition to the
termination provisions set forth in Section
1 hereof, the Option shall terminate and the Option shall no longer be exercisable on the date five (5) years from the commencement of the Option Period.

                           IN WITNESS WHEREOF, the parties hereto have caused
this Option Agreement to be
executed and delivered as of the date first above written.

                           THERMO-MIZER ENVIRONMENTAL CORP..

                                    By:____________________
                                    Jon Darcy        President

                           -------------------------
                           Optionee

op,dirl.25l

Exhibit 4(ii)


No. W _____                                          VOID AFTER______________
, 2001

                                                     WARRANTS


                                                       WARRANT CERTIFICATE TO
                                                 PURCHASE ONE SHARE OF COMMON
STOCK

                                                  THERMO-MIZER ENVIRONMENTAL
CORP.


THIS CERTIFIES THAT, FOR VALUE RECEIVED

or registered assigns (the "Registered Holder") is the owner of the number of Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.001 par value, of Thermo-Mizer Environmental Corp., a Delaware corporation (the "Company"), at any time between ____________, 1996, (the "Initial Warrant Exercise Date"), and the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of the Company , 528 Oritan Avenue, Ridgefield, New Jersey 07657, accompanied by payment of $3.00 subject to adjustment (the "Purchase Price"), in lawful money of the United States of America in cash or by certified or bank check made payable to the Company.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the anti-dilution provisions set forth in the Warrant Agreement (the "Warrant Agreement"), dated March 7, 1996, by and between the Company and American Stock Transfer & Trust Company..

         In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

         Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all of the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, for the balance of such Warrants.

         The term "Expiration Date" shall mean 4:00 p.m. (New York time) on ____________, 2001. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close. The Company shall not extend the Expiration Date nor reduce the Purchase Price.

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         The Company shall not be obligated to deliver any  securities  pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Company, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

         Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

         Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated: ____________, 1996

[SEAL]                                               THERMO-MIZER ENVIRONMENTAL
CORP.

                                                     By:_____________________
__________________
                                                           Jon J. Darcy,
President



                                                     By:__________________
____________________
                                                           Steven Schuster,
Secretary

                                                          SUBSCRIPTION FORM

                                               To Be Executed by the Registered
Holder
                                                    in Order to Exercise
Warrants


         The undersigned Registered Holder hereby irrevocably elects to exercise _________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in name of

                                                PLEASE INSERT SOCIAL SECURITY
                                                     OR OTHER IDENTIFYING NUMBER


                                                        --------------------

                                                        --------------------

                                                        --------------------

                                                      --------------------
                                     (please print or type name and address)

and be delivered to


                                                        --------------------

                                                        --------------------

                                                        --------------------

                                                        --------------------
                                     (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

                                                             ASSIGNMENT

                                   To Be Executed by the Registered holder
                                                     in Order to Assign Warrants


FOR VALUE RECEIVED, _____________, hereby sells, assigns and transfers unto

                                         PLEASE INSERT SOCIAL SECURITY OR
                                                      OTHER IDENTIFYING NUMBER

                                                        --------------------

                                                        --------------------

                                                        --------------------

                                                        --------------------
                                     (please print or type name and address)

_______________________of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints _________________________ Attorney to transfer this Warrant Certificate on the books and records of the Company, with full power of substitution in the premises.

Dated:__________________             X_______________________________________
                                                        Signature Guaranteed

                                      --------------------------------------



THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, PACIFIC STOCK EXCHANGE, MIDWEST STOCK EXCHANGE OR BOSTON STOCK EXCHANGE.

warrant.cer

Exhibit 5


October 15, 1996

United States Securities
& Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: Thermo-Mizer Environmental Corp.

Gentlemen:

         Reference is made to the Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission by Thermo-Mizer Environmental Corp (the "Company").

         We hereby advise you that we have examined originals or copies certified to our satisfaction of the Certificate of Incorporation and amendments thereto and the By-Laws of the Company, minutes of the meetings of the Board of Directors and Shareholders and such other documents and instruments, and we have made such examination of law as we have deemed appropriate as the basis for the opinions hereinafter expressed.

         Based on the foregoing, we are of the opinion that:

                  1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

                  2. The 180,000 shares of Common Stock, 360,000 Class B Warrants, and the 360,000 shares of Common Stock underlying the Class B Warrants which are due to br sold pursuant to the Registration Statement have been duly and validly authorized and, when paid for, will be validly issued, fully paid and non-assessable.

         In addition, we hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus forming part of such Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                                          Very truly yours,


                                                     McLaughlin & STERN, LLP

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